UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 20, 2025
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Shoreline, Ste. 800, Corpus Christi, Texas, U.S.A.		78401
(U.S. corporate headquarters)		(Zip Code)

1830 – 1188 West Georgia Street Vancouver, British Columbia, Canada		V6E 4A2
(Canadian corporate headquarters)		(Zip Code)

(Address of principal executive offices)

(361) 888-8235
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01         Regulation FD Disclosure

On June 20, 2025, Uranium Energy Corp. (the “Company” or “UEC”) issued a news release to announce that it had acquired 170,000,000 common shares (the “Anfield Shares”) of Anfield Energy Inc. (“Anfield”) (TSX-V: AEC) by private agreement at a price of $0.115 (Canadian dollars) per share for aggregate consideration of $19,550,000 (Canadian dollars).

Immediately after the acquisition, the Company had beneficial ownership, and control and direction of, a total of 373,415,775 Anfield Shares, representing approximately 32.4% of the outstanding Anfield Shares on a non-diluted basis and approximately 37.6% of the outstanding Anfield Shares on a partially diluted basis after assuming the exercise of the 96,272,918 share purchase warrants of Anfield (the “Anfield Warrants”) held by the Company at the time of the acquisition.

Immediately prior to the acquisition, the Company had beneficial ownership, and had control and direction of, a total of 203,415,775 Anfield Shares and 96,272,918 Anfield Warrants, representing approximately 17.6% of the outstanding Anfield Shares at such time on a non-diluted basis and approximately 24.0% on a partially diluted basis after assuming the exercise of all of Anfield Warrants held by the Company. Each Anfield Warrant is exercisable into an Anfield Share at a price of $0.18 (Canadian dollars) per share until May 12, 2027.

The Anfield Shares were acquired by the Company for investment purposes. The Company will continue to monitor the business, prospects, financial condition and potential capital requirements of Anfield. Depending on its evaluation of these and other factors, the Company may from time to time in the future decrease or increase, directly or indirectly, its ownership, control or direction over securities of Anfield through market transactions, private agreements, subscriptions from treasury or otherwise, or may in the future develop plans or intentions relating to any of the other actions listed in paragraphs (a) through (k) of Item 5 of Form 62-103F1 – Required Disclosure under the Early Warning Requirements.

The acquisition was made in reliance on the “private agreement exemption” contained in section 4.2 of National Instrument 62-104 - Take-Over Bids and Issuer Bids (“NI 62-104”) on the basis that the purchase of the Anfield Shares was not made from more than five persons in the aggregate, the offer to purchase was not made generally to all holders of Anfield Shares and the value of the consideration paid for the Anfield Shares by the Company pursuant to the acquisition, including fees any fees and commissions, was not greater than 115% of the market price of Anfield Shares at the date of the acquisition as determined in accordance with NI 62-104.

The Company has filed an early warning report under Anfield’s profile at SEDAR+ at www.sedarplus.ca in connection with the acquisition under National Instrument 62-103 – The Early Warning System and Related Take-Over Bid and Insider Reporting Requirements. To obtain more information or a copy of such report, please contact Josephine Man, Chief Financial Officer, at the contact details below.

A copy of the news release is attached as Exhibit 99.1 hereto.

The information in this Current Report on Form 8-K (including the Exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

We do not have, and expressly disclaim, any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
99.1	News Release dated June 20, 2025.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: June 20, 2025.	By:	/s/ Josephine Man
Josephine Man, Chief Financial Officer, Treasurer and Secretary